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                                                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                                                JURISDICTION OF
                          NAME                                                   INCORPORATION
                                                                                ---------------
Visual Networks Technologies, Inc.                                                 California

Visual Networks Investments, Inc.                                                  California

Visual Networks Texas Operations, Inc.                                              Delaware

Visual Networks Operations, Inc.                                                    Delaware

Net 2 Net, LLC                                                                      Delaware

Visual Networks Insurance, Inc.                                                     Vermont

Visual Networks, Ltd.                                                               Bermuda

Visual Networks of Texas, L.P.                                                       Texas

Visual Networks Protection, Inc.                                                    Vermont

Visual Networks UK Operations, Inc.                                                 Delaware

Inverse Networks Technology                                                        California